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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-60942, 333-59043, 333-59041, 333-47433, 333-09549 and 333-03769 of
Serologicals Corporation on Form S-8 of our report dated March 22, 2001 (May 2, 2001 as to Note 14) on the consolidated financial statements of Intergen Company, L.P. for the years ended December 31, 2000 and 1999, appearing in this Form 8-K/A of Serologicals Corporation.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Stamford, Connecticut
February 26, 2002